EXHIBIT 4


                            CIRCUIT CITY STORES, INC.

                              ARTICLES OF AMENDMENT



         1. Name. The name of the corporation is Circuit City Stores, Inc.

         2. The Amendment. The Amendment amends and restates Sections C and D of
Article IV of the corporation's Amended and Restated Articles of Incorporation in the form attached hereto. The Amendment did not require shareholder approval.

         3. Board Action. The Board of Directors adopted the Amendment at a meeting held on April 14, 1998.

         4. Certificate Required by Law. These Articles of Amendment contain all of the information required by Section 13.1-710 of the Code of Virginia and this paragraph constitutes the Certificate required by that Section.

Dated: April 21, 1998                       CIRCUIT CITY STORES, INC.



                                             By: Michael T. Chalifoux
                                                 Senior Vice President,
                                                 Chief Financial Officer and
                                                 Secretary








         C.       Series E Preferred Stock.

         The Board of Directors of the Corporation has heretofore designated 500,000 shares of the Preferred Stock as the Cumulative Participating Preferred Stock, Series E ("Series E Stock"). Such number may from time to time be decreased (but not below the number of shares of Series E Stock then outstanding) by the Board of Directors of the Corporation. In addition to any relative rights and preferences hereinabove granted, the relative rights and preferences of such series and the holders of the outstanding shares thereof are as set forth in paragraphs (C)(1) through (C)(5) of this Article.

                  (1)      Dividends and Distributions.

                  (a) The holders of shares of the Series E Stock, in preference to the holders of shares of the Circuit City Stock and the CarMax Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day (or, if not a business day, the preceding business day) of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Series E Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $4.00 or (b) subject to the provision for adjustment hereinafter set forth, 400 times the aggregate per share amount of all cash dividends, and 400 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Circuit City Stock, or a subdivision of the outstanding shares of Circuit City Stock (by reclassification or otherwise), declared on the Circuit City Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Series E Stock. In the event the Corporation shall at any time after January 1, 1997 declare or pay any dividend on Circuit City Stock payable in shares of Circuit City Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Circuit City Stock (by reclassification or otherwise than by payment of a dividend in shares of Circuit City Stock) into a greater or lesser number of shares of Circuit City Stock, then in each such case the amount per share to which holders of shares of the Series E Stock shall be entitled under clause (b) of the preceding sentence shall be adjusted by multiplying the amount per share to which holders of shares of the Series E Stock were entitled immediately prior to such event under clause (b) of the preceding sentence by a fraction the numerator of which is the number of shares of Circuit City Stock outstanding immediately after such event and the denominator of which is the number of shares of Circuit City Stock that were outstanding immediately prior to such event.

                  (b) The Corporation shall declare a dividend or distribution on the Series E Stock as provided in paragraph (C)(1)(a) of this
         Article immediately after it declares a dividend or distribution on the Circuit City Stock (other than a dividend payable in shares of Circuit City Stock); provided that, in the event no dividend or distribution shall have been declared on the Circuit City Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $4.00 per share on the Series E Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (c) Dividends shall begin to accrue and be cumulative on outstanding shares of the Series E Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of the Series E Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of the Series E Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of the Series E Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of the Series E Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  (2) Voting Rights. Except to the extent provided by law, the holders of shares of the Series E Stock shall not be entitled (i) to vote on any matter or (ii) to receive notice of, or to participate in, any meeting of shareholders of the Corporation at which they are not entitled to vote.

                  (3)      Certain Restrictions.

                  (a) Whenever quarterly dividends or other dividends or distributions payable on the Series E Stock as provided in paragraph
         (C)(1) of this Article are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of the Series E Stock outstanding shall have been paid in full, the Corporation shall not:

                      (i) declare, set apart or pay dividends on or make any other distributions on the Common Stock or any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Stock;


                      (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Stock, except dividends paid ratably on the Series E Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

                     (iii) redeem or purchase or otherwise acquire for consideration shares of the Series E Stock, any such parity stock or any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Stock, or set aside for or pay to any sinking fund therefor.

                  (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (C)(3)(a) of this Article, purchase or otherwise acquire such shares at such time and in such manner.

                  (4) Reacquired Shares. Any shares of the Series E Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, par value $20.00 per share, and may be reissued as a new series or a part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of an existing series of Preferred Stock.

                  (5)      Redemption.

                  (a) The Corporation may, at its option and at any time and from time to time after April 14, 2058, redeem all or any portion of the outstanding shares of Series E Stock.

                  (b) The redemption price shall be an amount per share equal to the greater of (i) $100,000.00 or (ii) subject to the provision for adjustment hereinafter set forth, 400 times the current market price per share of Circuit City Stock on the date fixed for redemption, plus in each such case an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date fixed for redemption. The current market price per share of Circuit City Stock on any date shall be deemed to be the average of the daily closing prices per share of such Circuit City Stock for the 30 consecutive trading days immediately prior to such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange ("NYSE") or, if the Common Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Circuit City Stock is listed or admitted to trading or, if the Circuit City Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations Systems ("NASDAQ") or such other system then in use, or, if on any such date the Circuit City Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Circuit City Stock. If no professional market maker is then making a market in the Circuit City Stock, the current market price per share of the Circuit City Stock shall be deemed to be $1.00. As used herein, the term trading day shall mean a day on which the principal national securities exchange on which the Circuit City Stock is listed or admitted to trading is open for the transaction of business or, if the Circuit City Stock is not listed or admitted to trading on any national securities exchange, a business day. In the event the Corporation shall at any time after January 1, 1997 declare or pay any dividend on Circuit City Stock payable in shares of Circuit City Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Circuit City Stock (by reclassification or otherwise than by payment of a dividend in shares of Circuit City Stock) into a greater or lesser number of shares of Circuit City Stock, then in each such case the aggregate amount per share to which holders of shares of the Series E Stock shall be entitled under the provisions of the first sentence of this paragraph shall be adjusted by multiplying the amount per share to which holders of shares of the Series E Stock should have been entitled immediately prior to such event under the provisions of the first sentence of this paragraph by a fraction the numerator of which is the number of shares of Circuit City Stock outstanding immediately after such event and the denominator of which is the number of shares of Circuit City Stock that were outstanding immediately prior to such event.

                  (c) In case less than all of the outstanding shares of Series E Stock are to be redeemed, not more than 60 days prior to the date fixed for redemption the Corporation shall select the shares to be redeemed. Such shares shall be selected by lot or designated ratably or in such other equitable manner as the Corporation may determine. The Corporation in its discretion may select the particular certificates (if there are more than one) representing shares registered in the name of a holder that are to be redeemed.

                  (d) Not less than 30 nor more than 60 days prior to the date fixed for redemption, notice of redemption shall be given by first class mail, postage prepaid, to the holders of record of the outstanding shares of the Series E Stock to be redeemed at their last known addresses shown in the Corporation's share transfer records. The notice of redemption shall set forth the paragraph of this Article pursuant to which the shares are being redeemed, the number of shares to be redeemed, the date fixed for redemption, the applicable redemption price, and the place or places where certificates representing shares to be redeemed may be surrendered. In case less than all of the outstanding shares of the Series E Stock are to be redeemed the notice of redemption shall also set forth the numbers of the certificates representing shares to be redeemed and, in case less than all shares represented by any such certificate are to be redeemed, the number of shares represented by such certificate to be redeemed.

                  (e) If notice of redemption of any outstanding shares of Series E Stock shall have been duly mailed as herein provided, then on or before the date fixed for redemption the Corporation shall deposit cash sufficient to pay the redemption price of such shares in trust for the benefit of the holders of the shares to be redeemed with any bank or trust company in the City of Richmond, Commonwealth of Virginia, having capital and surplus aggregating at least $50,000,000 as of the date of its most recent report of financial condition and named in such notice, to be applied to the redemption of the shares so called for redemption against surrender for cancellation of the certificates representing such shares. From and after the time of such deposit all shares for the redemption of which such deposit shall have been made shall, whether or not the certificates therefor shall have been surrendered for cancellation, no longer be deemed to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate except the right to receive payment of redemption price but without interest. Any interest earned on funds so deposited shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of five years from the date fixed for redemption shall be repaid to the Corporation, free of trust, and the holders of the shares called for redemption who shall not have surrendered their certificates representing such shares prior to such repayment shall be deemed to be unsecured creditors of the Corporation for the amount of the redemption price and shall look only to the Corporation for payment thereof, without interest, subject to the laws of the Commonwealth of Virginia.

                  (f) The Corporation shall also have the right to acquire outstanding shares of Series E Stock otherwise than by redemption pursuant to paragraph (C)(5)(a) of this Article, from time to time for such consideration as may be acceptable to the holders thereof; provided, however, that if all dividends accrued on all outstanding shares of Series E Stock shall not have been declared and paid or declared and a sum sufficient for the payment thereof set apart, neither the Corporation nor any subsidiary shall so acquire any shares of Series E Stock except in accordance with a purchase offer made on the same terms to all the holders of the outstanding shares of Series E Stock.

                  (6) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the shares of Circuit City Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of the Series E Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 400 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Circuit City Stock is changed or exchanged. If the Corporation shall at any time after January 1, 1997 declare or pay any dividend on Circuit City Stock payable in shares of Circuit City Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Circuit City Stock (by reclassification or otherwise than by payment of a dividend in shares of Circuit City Stock) into a greater or lesser number of shares of Circuit City Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of the Series E Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Circuit City Stock outstanding immediately after such event and the denominator of which is the number of shares of Circuit City Stock that were outstanding immediately prior to such event.


         D.       Series F Preferred Stock.

         The Board of Directors of the Corporation has heretofore designated 500,000 shares of the Preferred Stock as the Cumulative Participating Preferred Stock, Series F ("Series F Stock"). Such number may from time to time be decreased (but not below the number of shares of Series F Stock then outstanding) by the Board of Directors of the Corporation. In addition to any relative rights and preferences hereinabove granted, the relative rights and preferences of such series and the holders of the outstanding shares thereof are as set forth in paragraphs (D)(1) through (D)(5) of this Article.

                  (1)      Dividends and Distributions.

                  (a) The holders of shares of the Series F Stock, in preference to the holders of shares of the Circuit City Stock and the CarMax Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day (or, if not a business day, the preceding business day) of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Series F Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $4.00 or (b) subject to the provision for adjustment hereinafter set forth, 400 times the aggregate per share amount of all cash dividends, and 400 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of CarMax Stock, or a subdivision of the outstanding shares of CarMax Stock (by reclassification or otherwise), declared on the CarMax Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Series F Stock. In the event the Corporation shall at any time after January 1, 1997 declare or pay any dividend on CarMax Stock payable in shares of CarMax Stock, or effect a subdivision or combination or consolidation of the outstanding shares of CarMax Stock (by reclassification or otherwise than by payment of a dividend in shares of CarMax Stock) into a greater or lesser number of shares of CarMax Stock, then in each such case the amount per share to which holders of shares of the Series F Stock shall be entitled under clause
         (b) of the preceding sentence shall be adjusted by multiplying the amount per share to which holders of shares of the Series F Stock were entitled immediately prior to such event under clause (b) of the preceding sentence by a fraction the numerator of which is the number of shares of CarMax Stock outstanding immediately after such event and the denominator of which is the number of shares of CarMax Stock that were outstanding immediately prior to such event.

                  (b) The Corporation shall declare a dividend or distribution on the Series F Stock as provided in paragraph (D)(1)(a) of this
         Article immediately after it declares a dividend or distribution on the CarMax Stock (other than a dividend payable in shares of CarMax Stock); provided that, in the event no dividend or distribution shall have been declared on the CarMax Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $4.00 per share on the Series F Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (c) Dividends shall begin to accrue and be cumulative on outstanding shares of the Series F Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of the Series F Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of the Series F Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of the Series F Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of the Series F Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  (2) Voting Rights. Except to the extent provided by law, the holders of shares of the Series F Stock shall not be entitled (i) to vote on any matter or (ii) to receive notice of, or to participate in, any meeting of shareholders of the Corporation at which they are not entitled to vote.

                  (3)      Certain Restrictions.

                  (a) Whenever quarterly dividends or other dividends or distributions payable on the Series F Stock as provided in paragraph
         (C)(1) of this Article are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of the Series F Stock outstanding shall have been paid in full, the Corporation shall not:

                      (i) declare, set apart or pay dividends on or make any other distributions on the Common Stock or any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series F Stock;

                      (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series F Stock, except dividends paid ratably on the Series F Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

                     (iii) redeem or purchase or otherwise acquire for consideration shares of the Series F Stock, any such parity stock or any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series F Stock, or set aside for or pay to any sinking fund therefor.

                  (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (D)(3)(a) of this Article, purchase or otherwise acquire such shares at such time and in such manner.

                  (4) Reacquired Shares. Any shares of the Series F Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, par value $20.00 per share, and may be reissued as a new series or a part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of an existing series of Preferred Stock.

                  (5)      Redemption.

                  (a) The Corporation may, at its option and at any time and from time to time after April 14, 2058, redeem all or any portion of the outstanding shares of Series F Stock.

                  (b) The redemption price shall be an amount per share equal to the greater of (i) $40,000.00 or (ii) subject to the provision for adjustment hereinafter set forth, 400 times the current market price per share of CarMax Stock on the date fixed for redemption, plus in each such case an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date fixed for redemption. The current market price per share of CarMax Stock on any date shall be deemed to be the average of the daily closing prices per share of such CarMax Stock for the 30 consecutive trading days immediately prior to such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange ("NYSE") or, if the Common Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the CarMax Stock is listed or admitted to trading or, if the CarMax Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations Systems ("NASDAQ") or such other system then in use, or, if on any such date the CarMax Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the CarMax Stock. If no professional market maker is then making a market in the CarMax Stock, the current market price per share of the CarMax Stock shall be deemed to be $1.00. As used herein, the term trading day shall mean a day on which the principal national securities exchange on which the CarMax Stock is listed or admitted to trading is open for the transaction of business or, if the CarMax Stock is not listed or admitted to trading on any national securities exchange, a business day. In the event the Corporation shall at any time after January 1, 1997 declare or pay any dividend on CarMax Stock payable in shares of CarMax Stock, or effect a subdivision or combination or consolidation of the outstanding shares of CarMax Stock (by reclassification or otherwise than by payment of a dividend in shares of CarMax Stock) into a greater or lesser number of shares of CarMax Stock, then in each such case the aggregate amount per share to which holders of shares of the Series F Stock shall be entitled under the provisions of the first sentence of this paragraph shall be adjusted by multiplying the amount per share to which holders of shares of the Series F Stock should have been entitled immediately prior to such event under the provisions of the first sentence of this paragraph by a fraction the numerator of which is the number of shares of CarMax Stock outstanding immediately after such event and the denominator of which is the number of shares of CarMax Stock that were outstanding immediately prior to such event.

                  (c) In case less than all of the outstanding shares of Series F Stock are to be redeemed, not more than 60 days prior to the date fixed for redemption the Corporation shall select the shares to be redeemed. Such shares shall be selected by lot or designated ratably or in such other equitable manner as the Corporation may determine. The Corporation in its discretion may select the particular certificates (if there are more than one) representing shares registered in the name of a holder that are to be redeemed.

                  (d) Not less than 30 nor more than 60 days prior to the date fixed for redemption, notice of redemption shall be given by first class mail, postage prepaid, to the holders of record of the outstanding shares of the Series F Stock to be redeemed at their last known addresses shown in the Corporation's share transfer records. The notice of redemption shall set forth the paragraph of this Article pursuant to which the shares are being redeemed, the number of shares to be redeemed, the date fixed for redemption, the applicable redemption price, and the place or places where certificates representing shares to be redeemed may be surrendered. In case less than all of the outstanding shares of the Series F Stock are to be redeemed the notice of redemption shall also set forth the numbers of the certificates representing shares to be redeemed and, in case less than all shares represented by any such certificate are to be redeemed, the number of shares represented by such certificate to be redeemed.

                  (e) If notice of redemption of any outstanding shares of Series F Stock shall have been duly mailed as herein provided, then on or before the date fixed for redemption the Corporation shall deposit cash sufficient to pay the redemption price of such shares in trust for the benefit of the holders of the shares to be redeemed with any bank or trust company in the City of Richmond, Commonwealth of Virginia, having capital and surplus aggregating at least $50,000,000 as of the date of its most recent report of financial condition and named in such notice, to be applied to the redemption of the shares so called for redemption against surrender for cancellation of the certificates representing such shares. From and after the time of such deposit all shares for the redemption of which such deposit shall have been made shall, whether or not the certificates therefor shall have been surrendered for cancellation, no longer be deemed to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate except the right to receive payment of redemption price but without interest. Any interest earned on funds so deposited shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of five years from the date fixed for redemption shall be repaid to the Corporation, free of trust, and the holders of the shares called for redemption who shall not have surrendered their certificates representing such shares prior to such repayment shall be deemed to be unsecured creditors of the Corporation for the amount of the redemption price and shall look only to the Corporation for payment thereof, without interest, subject to the laws of the Commonwealth of Virginia.

                  (f) The Corporation shall also have the right to acquire outstanding shares of Series F Stock otherwise than by redemption pursuant to paragraph (D)(5)(a) of this Article, from time to time for such consideration as may be acceptable to the holders thereof; provided, however, that if all dividends accrued on all outstanding shares of Series F Stock shall not have been declared and paid or declared and a sum sufficient for the payment thereof set apart, neither the Corporation nor any subsidiary shall so acquire any shares of Series F Stock except in accordance with a purchase offer made on the same terms to all the holders of the outstanding shares of Series F Stock.

                  (6) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the shares of CarMax Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series F Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 400 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of CarMax Stock is changed or exchanged. If the Corporation shall at any time after January 1, 1997 declare or pay any dividend on CarMax Stock payable in shares of CarMax Stock, or effect a subdivision or combination or consolidation of the outstanding shares of CarMax Stock (by reclassification or otherwise than by payment of a dividend in shares of CarMax Stock) into a greater or lesser number of shares of CarMax Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series F Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of CarMax Stock outstanding immediately after such event and the denominator of which is the number of shares of CarMax Stock that were outstanding immediately prior to such event.